                                                              EXHIBIT 4.(vi)

Recorded at the request of
and when recorded return to:
Silenus Limited
c/o David Kagel
1801 Century Park East
Suite 2500
Los Angeles, California 90067

                                 DEED OF TRUST

         This Deed of Trust is made by Nevada Manhattan Mining, Inc., a Nevada corporation ("Trustor"), whose address is 5038 North Parkway Calabasas, Suite 100, Calabasas, California 91302, as Trustor, and Stewart Title of Northern Nevada, a Nevada corporation ("Trustee), whose address is 401 Ryland Street. Reno, Nevada 89502, as Trustee, and Silenus Limited, a company organized under the laws of the Isle of Man ("Beneficiary"), whose address is c/o Betuvo A.G., Baarestrasse 73, Potfach 6302, Zug, Switzerland, as Beneficiary.

                                    RECITALS

A. Effective April 14,1997, Trustor and Beneficiary, entered into a Subscription Agreement (the "Subscription Agreement"), in accordance with which Beneficiary agreed to purchase certain 8% Senior Secured Convertible Debentures issuable by Trustor (each a "Debenture" and collectively the "Debentures") are convertible into the shares of Trustor's common stock ("Common Stock") and Common Stock Purchase Warrants (the "Warrants").

B. In accordance with the terms of the Subscription Agreement and the Debentures, Trustor has agreed and covenanted to grant to Beneficiary a security interest in certain property held or owned by Trustor to secure Trustor's obligations under the Subscription Agreement and the Debentures (collectively the "Obligations").

         Now, therefore, for the purpose of securing, in such order of priority as Beneficiary may determine, Trustor's payment of the Debentures and Trustor's performance of its obligations under the Subscription Agreement and the Debentures, Trustor agrees with the Trustee and Beneficiary as follows:

         1. GRANT. To secure payment and performance of the Obligations, Trustor grants, bargains, sells, conveys, transfers and assigns to Trustee in trust, with power of sale, and grants a security interest to the Beneficiary in, all of the following collateral:

                 a. All of Trustor's present or after acquired right, title or interest in and to the mining claims, unpatented mining claims, millsite claims and mining or other leases, and other real property interests (collectively the "Lands") situated in Nye County, Nevada, more Particularly described in Schedules I through III, inclusive, attached to and by this reference incorporated in this Deed of Trust.

                 b. All of Trustor's present or after acquired right, title and interest in and to buildings, fixtures, improvements and structures now or subsequently located in, on or under, affixed to or erected on the Lands (collectively the "Improvements"), and all easements, licenses, privileges, rights-of-way and uses now or subsequently appurtenant to the Lands or the Improvements, including all water and water rights. The Land and Improvements are sometimes referred to in this Deed of Trust as the "Property".

                 c. All awards made to Trustor for the taking by eminent domain or by zoning of all or any part of the Lands or the Improvements.

                 d. To have and to hold the Property, together with all of the benefits, privileges and rights belonging, incidental or appertaining to the Lands and the Improvements, to the Trustee, in trust for the security and benefit of the Beneficiary, to secure and enforce the payment and satisfaction of Trustor's Obligations.

         2. MAINTENANCE OF COLLATERAL. Trustor agrees to pay when due all claims for labor performed and materials furnished for any alteration, construction or repair on the Lands or to the Improvements, to comply with all laws and regulations affecting the Lands and the Improvements and to maintain Trustor's title to the Land and Improvements.

         3. ADOPTION OF STATUTORY COVENANTS. Covenants 1, 2 (in an amount deemed reasonable by Trustor), 3, 4 (interest at the rate provided in the Subscription Agreement and the Debentures), 6, 8 and 9 of Nevada Revised Statutes 107.030 are adopted and made part of this Deed of Trust.

         4. DEFAULT. The term "Event of Default" means any one or more of the following events:

                 4.1 Failure by Trustor to pay (a) any payment of interest or principal which shall become due and payable under the Debentures; (b) the outstanding principal balance on the Debentures, together with interest accrued, at maturity or upon acceleration; (c) any assessments or taxes against The Lands or the Improvements when due; or (d) any other sums when due to be paid by Trustor under this Deed of Trust or under the Subscription Agreement or the Debentures.

                 4.2 Failure by Trustor to keep, perform, and observe any other covenant, condition or agreement in the Subscription Agreement, the Debentures or this Deed of Trust.

                 4.3 If (a) a petition is filed by or against Trustor seeking or acquiescing any arrangement, composition, dissolution, liquidation, readjustment or reorganization or similar relief under any law relating to bankruptcy or insolvency; (b) Trustor acquiesces in, consents to or seeks or is subject to the appointment of any liquidator, receiver or trustee; (c) Trustor makes any general assignment for the benefit of its creditors; (d) Trustor becomes insolvent.

         5. REMEDIES. In addition to the remedies afforded to Beneficiary under the laws of the State of Nevada, Beneficiary shall have the following powers concerning enforcement of this Deed of Trust:

                 5.1 In the Event of Default by Trustor, Beneficiary may, at its option and in its sole and absolute discretion, deliver to the Trustee written declaration of default and demand for sale and of written Notice of Breach and Election to Sell to cause the Property to be sold to satisfy Trustor's obligations, which Notice the Trustee shall cause to be filed for record. Beneficiary also may deposit with the Trustee the Debentures and all documents evidencing the secured expenditures.

                 5.2 After the lapse of such time as may then be required by law following the recordation of the Notice of Breach and Election to Sell, the notice of sale having been given as then required by law, the Trustee without demand on Trustor, shall sell the Property at the time and place fixed by it in the notice, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder, for cash in lawful money of the United States payable at the time of sale. The Trustee may, for any cause it deems expedient, postpone the sale of all or any portion of the Property until it shall be completed and, in every case, notice of postponement shall be given by public announcement at the time and place last appointed for the sale and from time to time the Trustee nay postpone such sale by public announcement at the time fixed by the preceding postponement. The Trustee shall execute and deliver to the purchaser its deed conveying said property so sold, but without any covenant or warranty, express or implied.
The recitals in the Trustee's deed of any matters or facts shall be conclusive proof of their truthfulness. Any person, including Beneficiary, may bid at the sale.

                 After deducting all costs, fees and expenses of the Trustee and of this Trust, including the cost of any evidence of title procured in connection with such sale, the Trustee shall apply the proceeds of sale to the payment of all sums expended under the terms of this Deed of Trust, not then repaid, with accrued interest at the Default Rate, all other secured sums, and the remainder, if any, to the persons legally entitled to the remainder.

                 5.3 If an Event of Default occurs, Beneficiary may, either with or without entry or taking possession or otherwise, and without regard to whether or not the indebtedness and other secured sums shall be due and without prejudice to the right of Beneficiary later to bring an action or proceeding to foreclose or any other action for any default existing at the time such earlier action was commenced, proceed by any appropriate action or proceeding to enforce payment of the Debentures or the performance of its terms or any other right; to foreclose this Deed of Trust in the manner provided by law for the foreclosure of mortgages on real property and to sell, as an entirety or in separate lots or parcels, the Property pursuant to the laws of the State of Nevada or under the judgment or decree of a court or courts of competent jurisdiction and Beneficiary shall be entitled to recover in any such proceeding all incidental costs and expenses, including reasonable attorneys' fees and costs (including, expressly, costs incurred for services of paralegals and for computer-assisted legal research) in such amount as shall be awarded by the court; and to pursue any other remedy available to it at law or in equity.

         6. FURTHER ASSURANCES. At any time and from time to time, upon Beneficiary's request, Trustor shall make, execute and deliver or cause to be made, executed and delivered to Beneficiary, and, where appropriate, shall cause to be recorded or filed, and from time to time to be re-recorded and refiled at such time and in such offices and places as shall be deemed desirable by Beneficiary, any and all such further deeds of trust, instruments of further assurance, certificates and other documents as Beneficiary may consider necessary or desirable in order to effectuate, complete or perfect, or to continue and preserve the obligations of Trustor under the Debentures and this Deed of Trust, and the lien of this Deed of Trust as a lien upon all of the Property, whether now owned or later acquired by Trustor, and unto all and every person or persons deriving any estate, right, title or interest under this Deed of Trust or the power of sale granted under this Deed of Trust. Upon any failure by Trustor to do so, Beneficiary may make, execute, record, file, re-record and refile any and all such deeds of trust, instruments, certificates and documents for and in the name of Trustor, and Trustor irrevocably appoints Beneficiary the agent and attorney-in-fact of Trustor to do so.

         7. DELAY OR OMISSION NO WAIVER. No delay or omission of Trustee or Beneficiary or any holder of the Debentures to exercise any right, power or remedy upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence. Every right, power and remedy given to Trustee or Beneficiary may be exercised from time to time and as often as may be deemed expedient by Trustee or Beneficiary.

         8. NO WAIVER OF ONE DEFAULT TO AFFECT ANOTHER. No waiver of any Event of Default under this Deed of Trust shall extend to or affect any subsequent or any other Event of Default. If Beneficiary grants forbearance or any extension of time for the payment of any secured sums, takes other or additional security for the payments, waives or does not exercise any right granted in the Debentures, this Deed of Trust or any other Loan Document, releases any part of the Property from the lien of this Deed of Trust or any other instrument securing the Debentures, consents to the filing of any map, plat or replat of the land, consents to the granting of any easement on the land, or makes or consents to any agreement changing the terms of this Deed of Trust or subordinating the lien or any change of this Deed of Trust, no such act or omission shall release, discharge, modify, change or affect the original liability under the Debentures, this Deed of Trust or otherwise of Trustor, or any subsequent purchaser of the Property or any maker, obligor, co-signor, surety or guarantor. No such act or omission shall preclude Beneficiary from exercising any right, power or privilege granted to Beneficiary or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default, nor, except as otherwise expressly provided in an instrument or instruments executed by Beneficiary, shall the lien of this Deed of Trust be altered except to the extent of any release. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Property, Beneficiary without notice to any person, firm or corporation, is authorized and empowered to deal with any vendee or transferee with reference to the Property or the secured indebtedness, or with reference to any of the terms or conditions of this Dead of Trust, as fully and to the same extent as it might deal with the original parties and without in any way releasing or discharging any of the Trustor's liabilities or undertakings.

         9. DISCONTINUANCE OF PROCEEDINGS; POSITION OF PARTIES RESTORED. If Beneficiary proceeds to enforce any right or remedy under this Deed of Trust by foreclosure, entry or otherwise and such proceedings are discontinued or abandoned for any reason, or such proceedings result in a final determination adverse to Beneficiary, then and in every such case, Trustor and Beneficiary shall be restored to their former positions and rights, and all rights, powers and remedies of Beneficiary shall continue as if no such proceedings had been taken.

         10. REMEDIES CUMULATIVE. No right, power or remedy conferred upon or reserved to Trustee or Beneficiary by the Debentures, this Deed of Trust or any other instrument or document securing the Debentures or otherwise executed in connection with the secured indebtedness is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent to any other right, power and remedy now or later existing at law or in equity or given under this Deed of Trust or under the Debentures or the Subscription Agreement.

         11. HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS. Except as otherwise prohibited by the terms of this Deed of Trust, whenever one of the parties is named in this Deed of Trust, the heirs, successors and assigns of such party shall be included and all covenants, agreements. terms, provisions and conditions contained in this Deed of Trust, by or on behalf of Trustor, Trustee or Beneficiary shall bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns, whether so expressed or not. In the event Trustor is composed of more than one party, the obligations arising under this Deed of Trust, are the joint and several obligations of each such party.

         12. ADDRESSES FOR NOTICES. Wherever provision is made in this Deed of Trust for the giving, service, or delivery of any notice, statement, or other instrument, the same shall be deemed to have been duly given, served, and delivered: (a) on the date personally delivered; (b) on the date of receipt by the addressee of any item transmitted by United States registered or certified mail (return receipt requested), postage prepaid; (c) on the date of receipt by the addressee of any item transmitted by facsimile, telegraph, telex or other electronically transmitted means, or (d) on the first (1st) business day following the date on which delivered to a commercially-responsible overnight courier which provides service between the point of origin and the point of destination, addressed to the party which is to receive such notice at the address stated above or to such other address(es) as may be designated in writing by the other parties.

         13. HEADINGS; CONSTRUCTION. The headings of the articles, sections, paragraphs and subdivisions of this Deed of Trust are for convenience of reference only, are not to be considered a part of this Deed of Trust, and shall not limit or expand or otherwise affect any of the terms. Wherever the context so requires, words used in the singular may be read in the plural, words used in the plural may be read in the singular, words importing the neuter shall include the masculine and feminine genders, words importing the feminine sender shall include the masculine and the neuter, and words importing the masculine gender shall include the feminine and the neuter.

         14. SEVERABILITY. In the event that any of the covenants, agreements, terms or provisions contained in the Debentures, in this Deed of Trust or in any other Loan Document shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, terms or provisions contained in the Debentures, in this Deed of Trust or in any other Loan Document shall in no way be prejudiced or disturbed.

         15. MODIFICATION. Neither this Deed of Trust nor any of its terms, may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any agreement later made by Trustor and Beneficiary relating to this Deed of Trust shall be superior to the rights of the holder of any intervening lien or encumbrance. Whenever a power of attorney is conferred upon Beneficiary, it is understood and agreed that such power is conferred with full power of substitution and Beneficiary may elect in its sole discretion to exercise such power itself or to delegate all or any part of such power to one or more subagents.

         16. GOVERNING LAW; JURISDICTION; VENUE. This Deed of Trust is made by Trustor and accepted by Beneficiary to be governed by and under the laws of the State of Nevada and shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of Nevada. Trustor and Beneficiary agree to the exclusive jurisdiction of the Fifth Judicial District Court located in Tonopah, Nevada, and waives any objection based on venue or forum non conveniens with respect to any action instituted and agrees that any dispute concerning the relationship among Trustor, Trustee and Beneficiary or the conduct of any party in connection with this Deed of Trust or any Loan Document shall be heard only in the courts described in this paragraph. Despite the foregoing, Beneficiary shall have the right to bring any action or proceeding against Trustor or its property in the courts of any other jurisdiction Beneficiary deems necessary or appropriate in order to enforce the security interest and lien granted to Beneficiary or to realize on the Property or other security for Trustor's obligations.

         17. SUBSTITUTION OF TRUSTEE. Beneficiary, or any successor in ownership of any secured indebtedness may from time to time, by instrument in writing, substitute a successor to any Trustee named or acting trustee, which instrument, executed by Beneficiary and duly acknowledged and recorded in the Office of the Recorder of Nye County, Nevada, shall be conclusive proof of proper substitution of such successor trustee or trustees, who shall succeed to all title, estate, rights, powers and duties of the Trustee. The instrument must contain the name of the original Trustor, Trustee and Beneficiary the book and page where this Deed of Trust is recorded and the name and address of the new trustee.

         18. RECONVEYANCE. Upon written request of Beneficiary stating that all secured sums have been paid or that Debentures representing seventy-five percent (75 %) of the principal balance of all of the issued Debentures shall have been converted to Common Shares in accordance with the terms of the Subscription Agreement and the Debentures, and upon surrender of this Deed of Trust and the Debentures to the Trustee for cancellation and retention and upon payment of its fees, the Trustee shall reconvey, without warranty, the Property then held by Trustee. The recitals in such reconveyance of any matters or facts shall be conclusive proof of their truthfulness. The grantee in such reconveyance may be described as "the person or persons legally
entitled thereto."   Five years after issuance of such full reconveyance, the
Trustee may destroy the Debentures and this Deed of Trust (unless directed in such request to retain them).

         19. ATTORNEYS' FEES. Without limiting any other provision in this Deed of Trust, Trustor agrees to pay all costs of Beneficiary or Trustee incurred in connection with the enforcement of this Deed of Trust or the taking of this Deed of Trust as security for the repayment of the Debentures, including, without limitation, all attorneys' fees (including, expressly, costs of services of paralegals and computer-assisted legal research) whether or not suit is commenced, and including specifically fees incurred in connection with any appellate, bankruptcy, deficiency, or any other litigation proceedings, all of which sums shall be secured by this Deed of Trust.

         Dated effective April 14, 1997.

                                  Nevada Manhattan Mining, Inc.

                                  By:    Jeffrey Kramer
                                     ----------------------------------------

                                  Title: Sr. V.P., COO
                                        -------------------------------------


STATE OF                  )
                          ss.
COUNTY OF                 )


         This Deed of Trust was acknowledged before me on April 17, 1997, by Jeffrey Steven Kramer as Sr. V.P., COO of Nevada At Manhattan Mining, Inc.


                                                  Anita Bedrosian
                                           --------------------------------
                                                   Notary Public

                                         My commission expires January 3, 2001

                                                      [SEAL]

                        SCHEDULE 1: THE ANGUS CLAIMS(1)

                                      MINERAL SURVEY
PATENTED CLAIM NAME                       NUMBER                PATENT NUMBER
-------------------                  ---------------            -------------
Annie Lauris                                2874                    441202
Dexter #7                                   2502                     48212
Earl                                        2544                    375993
Eva                                         3667                    537035
Flying Cloud                                3667                    537035
lvanhoe                                     2773                     46617
Katie #1                                    2651                     46321
Keystone                                    2692                    555879
Morning Glory                               4073                    552989
Muleskinner                                 2882                    123980
Pine Nut #2                                 4073                    552989
Red Boy or Red Roy                          2693                    676958
Silver Pick #1                              2528 Am.                674983
Snow Drift                                  2764                    469515
Snowman                                     3667                    537035
Union                                       2625                     46616
Union #1                                    2625                     46616
Union #2                                    2552                    114749
Union #3                                    2553                     32959
Union #4                                    2554                     46332
Union #5                                    2555                     94281
Uno                                         2695                     98424
White Cap                                   2579                     46176
White Cap No. 1                             2579                     46176
White Cap Extension or Extension No. 1      4335                    734331
White Cap Extension No. 1 or No. 2          4335                    734331
Whoopee Fraction                            2694                     46320
Dexter #8                                   2602                     46212

SUBTOTAL; 28 PATENTED ARGUS CLAIMS
____________

(1) The "Argus" patented and unpatented claims are in the Manhattan Mining District, Sections 20, 21, 22, 27, 28 and 29, Township 8 North, Range 44 East, Mt. Diablo Meridian, Nye County, Nevada.


                                                   SCHEDULE I:  THE ARGUS CLAIMS

Unpatented Claim Name                                       NMC. No,
----------------------                                      --------
Combination                                                   93112
Lillie Fraction                                               93108
Little Joe #1                                                 93115
Little Joe #2                                                 93116
Little Joe #3                                                 93117
Little Joe #4                                                 93118
Little Joe #5                                                 93119
Little Joe #6                                                 93120
Little Joe #7                                                 93121
Little Joe #8                                                 93122
Little Joe #9                                                 93123
Little Joe #10                                                93124
Little Joe #11                                                93125
Little Joe #12                                                93126
Little Joe #13                                                93127
Little Joe #14                                                93128
Little Joe #15                                                93129
Little Joe #16                                                93130
Little Joe #17                                                93131
Little Joe #18                                                93132
Little Joe Fraction #19                                       93133
Little Joe Fraction #20                                       93134
Little Joe Fraction #21                                       93135
Little Johnnie Fraction                                       93109
Mable A                                                       93107
Pandora Fraction                                              93110
Turtle Dove Fraction                                          93111
Granny Fraction                                               93113
Yellow Horse Fraction                                         93114

SUBTOTAL:        29 UNPATENTED ARGUS CLAIMS
TOTAL:           57 ARGUS CLAIMS


                                                   SCHEDULE I:  THE ARGUS CLAIMS

                     SCHEDULE II: THE SOUTH MAIN CLAIMS(1)

  Unpatented Claim Name             Year Located/NMC         Year Relocated/NMC
  ----------------------            ----------------         ------------------
  South Main                        1982/241433
  1                                 1982/241434
  2                                 1982/241435
  3                                 1982/241436
  4                                 1982/241437
  5                                 1982/241438
  6                                 1982/241439
  7                                 1982/241440
  8                                 1982/241441
  9                                 1982/241442
  10                                1996/735896
  12                                1982/241445
  14                                1982/241447
  15                                1982/241448
  16                                1982/241449
  17                                1982/241450
  18                                1996/735897
  19                                1996/735898
  20                                1996/735899
  21                                1982/241454
  22                                1982/241455
  23                                1982/241456
  24                                1982/241457
  25                                1982/241458
  26                                1982/241459              1987/443759

TOTAL:   25 UNPATENTED SOUTH MAIN CLAIMS
_____________

(1) The "South Main" unpatented claims are in the Manhattan Mining District, Sections 20-21 and 28-29, Township 8 North, Range 44 East, Mt. Diablo Meridian, Nye County, Nevada.

                                             SCHEDULE II:  THE SOUTH MAIN CLAIMS
                                                                          PAGE 1

                         SCHEDULE III: THE WC CLAIMS(1)

Unpatented Claim Name                                      NMC No.
---------------------                                      -------
#2                                                         280866
#4                                                         260868
#6                                                         736900
#8                                                         735901
#10                                                        443686
#12                                                        443688
#13                                                        443689
#14                                                        443690
#15                                                        260879
#16                                                        443691
#17                                                        260881
#18                                                        443692
#19                                                        260883
#20                                                        443693
#21                                                        735902
#22                                                        443694
#23                                                        735903
#24                                                        443695
#25                                                        735904
#26                                                        735905
#27                                                        443696
#28                                                        443697
#29                                                        443598
#30                                                        443699
#31                                                        443700
#32                                                        443701
#33                                                        443702
#34                                                        443703
#35                                                        735906
#36                                                        260900
#37                                                        260901
#38                                                        260902
#39                                                        260903
#40                                                        260904
#41                                                        260905
#42                                                        260906
#43                                                        260907
#44                                                        260908
#46                                                        260910
#46                                                        735907

_______________

(1) The "WC" unpatented claims are in the Manhattan Mining District, Sections 20-22 and 27-34 in Township 8 North and Sections 4-6 in Township 7 North, Range 44 East, Mt. Diablo Meridian, Nye Count, Nevada.


                                                     SCHEDULE III: THE WC CLAIMS

   Unpatented Claim Name                                          NMC No.
   ---------------------                                          -------
   #50                                                             735908
   #52                                                             735909
   #54                                                             735910
   #56                                                             735911
   #57                                                             443708
   #58                                                             735912
   #59                                                             443709
   #60                                                             735913
   #61                                                             443710
   #62                                                             443711
   #69                                                             443718
   #70                                                             443719
   #71                                                             443720
   #72                                                             443721
   #73                                                             443722
   #74                                                             443723
   #75                                                             443724
   #76                                                             443725
   #77                                                             443726
   #78                                                             443727
   #79                                                             443728
   #80                                                             443729
   #81                                                             443730
   #82                                                             443731
   #83                                                             443732
   #84                                                             443733
   #85                                                             443734
   #86                                                             443735
   #87                                                             443736
   #88                                                             443737
   #89                                                             443738
   #90                                                             443739
   #91                                                             443740
   #92                                                             443741
   #93                                                             443742
   #94                                                             443743
   #95                                                             443744
   #96                                                             443745
   #97                                                             260981
   #98                                                             735914
   #99                                                             735915
   #100                                                            443747
   #101                                                            260965
   #102                                                            735916
   #103                                                            260967
   #104                                                            443749

                                                     SCHEDULE III: THE WC CLAIMS

Unpatented Claim Name                                        NMC No.
---------------------                                        -------
#105                                                          260969
#106                                                          443750
#107                                                          260971
#108                                                          443751
#109                                                          260973
#110                                                          443752
#111                                                          260975
#112                                                          443753
#113                                                          260977
#114                                                          260978
#115                                                          260979
#116                                                          260980
#117                                                          260981
#118                                                          260982
#119                                                          260983
#120                                                          280984
#121                                                          260985
#122                                                          260986
#123                                                          260987
#124                                                          260988
#125                                                          735884
#126                                                          260990
#127                                                          735885
#128                                                          260992
#129                                                          735886
#130                                                          260994
#131                                                          735887
#132                                                          260996
#133                                                          735888
#134                                                          260998
#135                                                          735889
#136                                                          261000
#137                                                          735890
#138                                                          735891
#139                                                          735892
#140                                                          261004
#141                                                          261005
#142                                                          261006
#143                                                          261007
#144                                                          735893
#146                                                          735894
#147                                                          735895
Grannie Lode                                                  594683
Boogie Lode                                                   569966

TOTAL:  130 UNPATENTED WC CLAIMS

                                                     SCHEDULE III: THE WC CLAIMS
                                                                          Page 3